Exhibit 99.1

Hewlett Packard Enterprise

3000 Hanover Street

Palo Alto, CA 94304

hpe.com

News Release

HPE Reports Fiscal 2016 Second Quarter Results

•                  HPE businesses grow revenue over prior-year period for the first time in five years

•     Cash flow from operations of $1.1 billion, up 101% from adjusted cash flow from operations in the prior-year period

Editorial contact Kait Conetta, Hewlett Packard Enterprise +1 650 258 6471 corpmediarelations@hpe.com HPE Investor Relations Investor.relations@hpe.com

•       Second quarter net revenue of $12.7 billion, up 1% from the prior-year period and up 5% on a constant currency basis

•       Second quarter non-GAAP diluted net earnings per share of $0.42, near the high end of the previously provided outlook of $0.39 to $0.43 per share

•       Second quarter GAAP diluted net earnings per share of $0.18, above the previously provided outlook of $0.13 to $0.17 per share

•       Returned $109 million to shareholders in the form of dividends and share repurchases

•       Board authorized additional $3 billion for share repurchases; $4.8 billion now remaining in stock repurchase authorization

•      HPE to extend Q2 earnings call to elaborate on announced transaction with CSC; call to start at 4:30 p.m. ET today

PALO ALTO, Calif., May 24, 2016 — Hewlett Packard Enterprise (NYSE: HPE) today announced financial results for its fiscal 2016 second quarter, ended April 30, 2016.

Second quarter net revenue of $12.7 billion was up 1% from the prior-year period and up 5% on a constant currency basis.

Second quarter GAAP diluted net earnings per share (EPS) was $0.18, up from $0.16 in the prior-year period, and above its previously provided outlook of $0.13 to $0.17. Second quarter non-GAAP diluted net EPS was $0.42, down from adjusted non-GAAP diluted net EPS of $0.43 in the prior-year period, and near the high end of its previously provided outlook of $0.39 to $0.43.  Second quarter non-GAAP net earnings and non-GAAP diluted net EPS exclude after-tax costs of $411 million and $0.24 per diluted share, respectively, related to the amortization of intangible assets, restructuring charges, separation costs, tax indemnification adjustments and acquisition and other related charges.

“Today’s results represent our best performance since I joined in 2011,” said Meg Whitman, president and chief executive officer, Hewlett Packard Enterprise. “The businesses comprising HPE grew revenue over the prior-year period on an as reported basis for the first time in five years. We also had strong quarterly performance in every one of our business segments and generated more than $500 million in free cash flow.”

Hewlett Packard Enterprise also announced plans for a tax-free spin-off and merger of its Enterprise Services business with CSC which will create a pure-play, global IT services leader and unlock a faster-growing, higher-margin and stronger free cash flow enterprise infrastructure and software business. For more information, click here.

HPE fiscal 2016 second quarter financial performance

	Q2 FY16	Q2 FY15		Y/Y
GAAP net revenue ($B)	$12.7	$12.5		1%
GAAP operating margin	3.9%	3.4%		0.5	pts
GAAP net earnings ($B)	$0.3	$0.3		5%
GAAP diluted net earnings per share	$0.18	$0.16		13%
Non-GAAP operating margin	7.9%	8.4%		(0.5	)pts.
Non-GAAP net earnings ($B)	$0.7	$0.8		(9)%
Non-GAAP diluted net earnings per share	$0.42	$0.43	*	(2	)%*
Cash flow from operations ($B)	$1.1	$0.6	*	101	%*

*Q2 FY15 Non-GAAP diluted net earnings per share (EPS) and Cash flow from operations contain adjustments to give effect to the separation of the Company from HP Inc. (formerly known as Hewlett-Packard Company). The adjusted figures provide a more useful representation, as if the Company had been a stand-alone company during fiscal 2015. Information about HPE’s use of non-GAAP financial information is provided under “Use of non-GAAP financial information” below.

Outlook

For the fiscal 2016 third quarter, Hewlett Packard Enterprise estimates non-GAAP diluted net EPS to be in the range of $0.42 to $0.46 and GAAP diluted net EPS to be in the range of $1.10 to $1.14. Fiscal 2016 third quarter non-GAAP diluted net EPS estimates exclude an after-tax gain on the divestiture of H3C technologies and other of approximately $1.06, and after-tax costs of approximately $0.38 per share, related to restructuring charges, the amortization of intangible assets, separation costs and acquisition and other related charges.

For fiscal 2016, Hewlett Packard Enterprise estimates non-GAAP diluted net EPS to be in the range of $1.85 to $1.95 and GAAP diluted net EPS to be in the range of $1.68 to $1.78. Fiscal 2016 non-GAAP diluted net EPS estimates exclude an after-tax gain on the divestiture of H3C technologies and other of approximately $1.06, and after-tax costs of approximately $1.23 per share, related to restructuring charges, the amortization of intangible assets, separation costs, acquisition and other related charges and tax indemnification adjustments.

Fiscal 2016 second quarter segment results

•       Enterprise Group revenue was $7.0 billion, up 7% year over year, up 10% in constant currency, with an 11.7% operating margin. Servers revenue was up 7%, up 10% in constant currency, Storage revenue was up 2%, up 5% in constant currency, Networking revenue was up 57%, up 62% in constant currency, and Technology Services revenue was down 6%, down 2% in constant currency.

•       Enterprise Services revenue was $4.7 billion, down 2% year over year, up 1% in constant currency, with a 6.7% operating margin. Infrastructure Technology Outsourcing revenue was down 1%, up 2% in constant currency, and Application and Business Services revenue was down 3%, flat in constant currency.

•       Software revenue was $774 million, down 13% year over year, down 10% in constant currency, with a 24.8% operating margin. License revenue was down 12%, down 11% in constant currency, support revenue was down 16%, down 13% in constant currency, professional services revenue was down 3%, down 1% in constant currency, and software-as-a-service (SaaS) revenue was down 11%, down 10% in constant currency.

•       Financial Services revenue was $788 million, down 2% year over year, up 1% in constant currency, net portfolio assets were up 8%, up 9% in constant currency, and financing volume was up 15%, up 19% in constant currency. The business delivered an operating margin of 9.3%.

Investment Community Conference Call

HPE will extend its conference call to discuss its fiscal second quarter financial results today to elaborate on the transaction; the call will start at 4:30 p.m. ET. Mike Lawrie, CSC’s chairman, president and CEO, will participate in the call to discuss this transaction along with HPE management.  For webcast details, go to www.hpe.com/investor/2016Q2Webcast

About Hewlett Packard Enterprise

Hewlett Packard Enterprise (HPE) is an industry leading technology company that enables customers to go further, faster. With the industry’s most comprehensive portfolio, spanning the cloud to the data center to workplace applications, our technology and services help customers around the world make IT more efficient, more productive and more secure.

Use of non-GAAP financial information

To supplement Hewlett Packard Enterprise’s condensed consolidated and combined financial statement information presented on a generally accepted accounting principles (GAAP) basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, as well as non-GAAP operating expense, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow. A reconciliation of adjustments to GAAP financial measures for this quarter and prior periods is included in the tables below or elsewhere in the materials accompanying this news release. In addition, an explanation of the ways in which Hewlett Packard Enterprise’s management uses these non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these non-GAAP measures, the material limitations associated with the use of these non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these non-GAAP measures provide useful information to investors is included under “Use of non-GAAP financial measures” further below. This additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for revenue, operating profit, operating margin, net earnings, diluted net earnings per share, cash and cash equivalents, cash flow from operations, investments in property, plant and equipment, or total company debt prepared in accordance with GAAP.

In addition, for fiscal 2015, Hewlett Packard Enterprise provides adjusted non-GAAP diluted net earnings per share, adjusted cash flow from operations and adjusted free cash flow. A reconciliation of these adjustments to GAAP financial measures for prior periods is included elsewhere in the materials accompanying this news release and in the 8-K that was filed with the SEC on March 8, 2016. An explanation of the ways in which Hewlett Packard Enterprise’s management uses these adjusted non-GAAP measures to evaluate its business, the substance behind Hewlett Packard Enterprise’s decision to use these adjusted non-GAAP measures, the material limitations associated with the use of these adjusted non-GAAP measures, the manner in which Hewlett Packard Enterprise’s management compensates for those limitations, and the substantive reasons why Hewlett Packard Enterprise’s management believes that these adjusted non-GAAP measures provide useful information to investors is included under “Use of adjusted non-GAAP financial measures” further below.

Forward-looking statements

This news release contains forward-looking statements that involve risks, uncertainties and assumptions. If the risks or uncertainties ever materialize or the assumptions prove incorrect, the results of Hewlett Packard Enterprise may differ materially from those expressed or implied by such forward-looking statements and assumptions.

All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including but not limited to any projections of revenue, margins, expenses, effective tax rates, net earnings, net earnings per share, cash flows, benefit plan funding, share repurchases, currency exchange rates or other financial items; any projections of the amount, timing or impact of cost savings or restructuring charges; any statements of the plans, strategies and objectives of management for future operations, including the recently completed separation transaction, the execution of restructuring plans and any resulting cost savings or revenue or profitability improvements; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Hewlett Packard Enterprise and its financial performance; any statements regarding pending investigations, claims or disputes; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing.

Risks, uncertainties and assumptions include the need to address the many challenges facing Hewlett Packard Enterprise’s businesses; the competitive pressures faced by Hewlett Packard Enterprise’s businesses; risks associated with executing Hewlett Packard Enterprise’s strategy; the impact of macroeconomic and geopolitical trends and events; the need to manage third-party suppliers and the distribution of Hewlett Packard Enterprise’s products and the delivery of Hewlett Packard Enterprise’s services effectively; the protection of Hewlett Packard Enterprise’s intellectual property assets, including intellectual property licensed from third parties; risks associated with Hewlett Packard Enterprise’s international operations; the development and transition of new products and services and the enhancement of existing products and services to meet customer needs and respond to emerging technological trends; the execution and performance of contracts by Hewlett Packard Enterprise and its suppliers, customers and partners; the hiring and retention of key employees; integration and other risks associated with business combination and investment transactions; the results of the separation transaction or restructuring plans, including estimates and assumptions related to the cost (including any possible disruption of Hewlett Packard Enterprise’s business) and the anticipated benefits of the separation or of implementing the restructuring plans; the resolution of pending investigations, claims and disputes; and other risks that are described in Hewlett Packard Enterprise’s Annual Report on Form 10-K for the fiscal year ended October 31, 2015, and Hewlett Packard Enterprise’s other filings with the Securities and Exchange Commission, including HPE’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2016.

As in prior periods, the financial information set forth in this release, including tax-related items, reflects estimates based on information available at this time. While Hewlett Packard Enterprise believes these estimates to be reasonable, these amounts could differ materially from reported amounts in the Hewlett Packard Enterprise Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2016. Hewlett Packard Enterprise assumes no obligation and does not intend to update these forward-looking statements.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS

(Unaudited)

(In millions, except per share amounts)

	Three months ended
	April 30,	January 31,	April 30,
	2016	2016	2015

Net revenue	$12,711	$12,724	$12,549

Costs and expenses:
Cost of sales	9,068	9,112	8,965
Research and development	624	585	552
Selling, general and administrative	2,021	1,998	1,974
Amortization of intangible assets	201	218	204
Restructuring charges	161	311	248
Acquisition and other related charges	53	37	19
Separation costs	91	79	159
Total costs and expenses	12,219	12,340	12,121

Earnings from operations	492	384	428

Interest and other, net	(129)	(65)	(30)

Earnings before taxes	363	319	398

Provision for taxes	(43)	(52)	(93)

Net earnings	$320	$267	$305

Net earnings per share: (a)
Basic	$0.19	$0.15	$0.17
Diluted	$0.18	$0.15	$0.16

Cash dividends declared per share	$0.06	$0.11	$—

Weighted-average shares used to compute net earnings per share: (a)
Basic	1,725	1,761	1,804
Diluted	1,751	1,778	1,834

(a)         On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date. For comparative purposes, the same number of shares used to compute basic and diluted net earnings per share (“EPS”) for the fiscal year ended October 31, 2015 is used for the calculation of basic and diluted net EPS for all periods in fiscal 2015.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF EARNINGS

(Unaudited)

(In millions, except per share amounts)

	Six months ended April 30,
	2016	2015

Net revenue	$25,435	$25,602

Costs and expenses:
Cost of sales	18,180	18,398
Research and development	1,209	1,084
Selling, general and administrative	4,019	3,947
Amortization of intangible assets	419	407
Restructuring charges	472	380
Acquisition and other related charges	90	23
Separation costs	170	203
Total costs and expenses	24,559	24,442

Earnings from operations	876	1,160

Interest and other, net	(194)	(48)

Earnings before taxes	682	1,112

Provision for taxes	(95)	(260)

Net earnings	$587	$852

Net earnings per share: (a)
Basic	$0.34	$0.47
Diluted	$0.33	$0.46

Cash dividends declared per share	$0.17	$—

Weighted-average shares used to compute net earnings per share: (a)
Basic	1,743	1,804
Diluted	1,765	1,834

(a)         On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date. For comparative purposes, the same number of shares used to compute basic and diluted net earnings per share (“EPS”) for the fiscal year ended October 31, 2015 is used for the calculation of basic and diluted net EPS for all periods in fiscal 2015.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,

OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE

(Unaudited)

(In millions, except percentages and per share amounts)

	Three months	Diluted	Three months	Diluted	Three months	Diluted
	ended	net earnings	ended	net earnings	ended	net earnings
	April 30, 2016	per share	January 31, 2016	per share	April 30, 2015	per share

GAAP net earnings	$320	$0.18	$267	$0.15	$305	$0.16

Non-GAAP adjustments:
Amortization of intangible assets	201	0.11	218	0.12	204	0.11
Restructuring charges	161	0.09	311	0.17	248	0.14
Acquisition and other related charges	53	0.03	37	0.02	19	0.01
Separation costs	91	0.05	79	0.04	159	0.09
Tax indemnification adjustments	69	0.04	(15)	(0.01)	—	—
Adjustments for taxes	(164)	(0.08)	(166)	(0.08)	(130)	(0.07)
Non-GAAP net earnings	$731	$0.42	$731	$0.41	$805	$0.44

GAAP earnings from operations	$492		$384		$428

Non-GAAP adjustments:
Amortization of intangible assets	201		218		204
Restructuring charges	161		311		248
Acquisition and other related charges	53		37		19
Separation costs	91		79		159
Non-GAAP earnings from operations	$998		$1,029		$1,058

GAAP operating margin	4%		3%		3%
Non-GAAP adjustments	4%		5%		5%
Non-GAAP operating margin	8%		8%		8%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

ADJUSTMENTS TO GAAP NET EARNINGS, EARNINGS FROM OPERATIONS,

OPERATING MARGIN AND DILUTED NET EARNINGS PER SHARE

(Unaudited)

(In millions, except percentages and per share amounts)

		Diluted		Diluted
	Six months ended	net earnings	Six months ended	net earnings
	April 30, 2016	per share	April 30, 2015	per share

GAAP net earnings	$587	$0.33	$852	$0.46

Non-GAAP adjustments:
Amortization of intangible assets	419	0.24	407	0.22
Restructuring charges	472	0.27	380	0.21
Acquisition and other related charges	90	0.05	23	0.01
Separation costs	170	0.10	203	0.11
Tax indemnification adjustments	54	0.03	—	—
Adjustments for taxes	(330)	(0.19)	(201)	(0.10)
Non-GAAP net earnings	$1,462	$0.83	$1,664	$0.91

GAAP earnings from operations	$876		$1,160

Non-GAAP adjustments:
Amortization of intangible assets	419		407
Restructuring charges	472		380
Acquisition and other related charges	90		23
Separation costs	170		203
Non-GAAP earnings from operations	$2,027		$2,173

GAAP operating margin	3%		5%
Non-GAAP adjustments	5%		3%
Non-GAAP operating margin	8%		8%

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions, except par value)

	As of
	April 30, 2016	October 31, 2015
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$9,010	$9,842
Accounts receivable	7,707	8,538
Financing receivables	3,017	2,918
Inventory	2,099	2,198
Assets held for sale (b)	4,077	—
Other current assets (a)	5,237	6,468

Total current assets	31,147	29,964

Property, plant and equipment	9,674	9,886

Long-term financing receivables and other assets (a)	11,563	10,875

Goodwill and intangible assets	25,680	29,191

Total assets (a)	$78,064	$79,916

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Notes payable and short-term borrowings	$965	$691
Accounts payable	5,289	5,828
Employee compensation and benefits	2,212	2,902
Taxes on earnings (a)	462	476
Deferred revenue	4,817	5,154
Liabilities held for sale (b)	727	—
Other accrued liabilities	6,125	6,942

Total current liabilities	20,597	21,993

Long-term debt	15,247	15,103

Other liabilities (a)	10,196	8,902

Stockholders’ equity
HPE stockholders’ equity:

Preferred stock, $0.01 par value (300 shares authorized; none issued and outstanding at April 30, 2016)	—	—
Common stock, $0.01 par value (9,600 shares authorized; 1,724 issued and outstanding at April 30, 2016)	17	—
Additional paid-in capital	36,483	—
Retained earnings	301	—
Former Parent company investment	—	38,550
Accumulated other comprehensive loss	(5,167)	(5,015)
Total HPE stockholders’ equity	31,634	33,535
Non-controlling interests	390	383

Total stockholders’ equity	32,024	33,918

Total liabilities and stockholders’ equity (a)	$78,064	$79,916

(a) During the first quarter of fiscal 2016, the Company early adopted the guidance on the balance sheet classification of deferred taxes and elected to apply it retrospectively to all periods presented. As such, prior period amounts have been reclassified to conform to the current presentation.

(b) During the second quarter of fiscal 2016, the Company received all the necessary regulatory approvals related to its partnership with Tsinghua Holdings, and as such, the transaction met all of the held for sale criteria. The transaction closed in May 2016.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Three months ended	Six months ended
	April 30, 2016	April 30, 2016
Cash flows from operating activities:
Net earnings	$320	$587
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	960	1,949
Stock-based compensation expense	138	303
Provision for doubtful accounts and inventory	70	109
Restructuring charges	161	472
Deferred taxes on earnings	(276)	(31)
Excess tax benefit from stock-based compensation	(2)	(4)
Other, net	35	79
Changes in operating assets and liabilities, net of acquisitions: (a)
Accounts receivable	(246)	366
Financing receivables	(269)	(209)
Inventory	(4)	(186)
Accounts payable	376	(412)
Taxes on earnings	93	(347)
Restructuring	(204)	(489)
Other assets and liabilities	(45)	(1,155)
Net cash provided by operating activities	1,107	1,032

Cash flows from investing activities:
Investment in property, plant and equipment	(720)	(1,552)
Proceeds from sale of property, plant and equipment	124	200
Purchases of available-for-sale securities and other investments	(197)	(341)
Maturities and sales of available-for-sale securities and other investments	127	270
Payments made in connection with business acquisitions, net of cash acquired	(13)	(13)
Proceeds from business divestitures, net	250	315
Net cash used in investing activities	(429)	(1,121)

Cash flows from financing activities:
Short-term borrowings with original maturities less than 90 days, net	(38)	(36)
Issuance of debt	270	570
Payment of debt	(245)	(354)
Settlement of cash flow hedge	11	3
Issuance of common stock under employee stock plans	14	18
Repurchase of common stock	(15)	(1,212)
Net transfer (to) from former Parent	(41)	491
Excess tax benefit from stock-based compensation	2	4
Cash dividends paid	(94)	(190)
Net cash used in financing activities	(136)	(706)

Increase (decrease) in cash and cash equivalents	542	(795)
Cash held for sale (a)	(37)	(37)
Cash and cash equivalents at beginning of period	8,505	9,842
Cash and cash equivalents at end of period	$9,010	$9,010

(a) During the second quarter of fiscal 2016, the Company received all of the necessary regulatory approvals related to its partnership with Tsinghua Holdings, and as such, the transaction met all of the held for sale criteria. The transaction closed in May 2016. The impact of assets and liabilities reclassified as held for sale during the period was not considered in the changes in operating assets and liabilities, net of acquisitions reconciliation within cash flows from operating activities.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

(In millions)

	Three months ended
	April 30,	January 31,	April 30,
	2016	2016	2015
Net revenue: (a)

Enterprise Group	$7,010	$7,051	$6,560
Enterprise Services	4,723	4,688	4,817
Software	774	780	892
Financial Services	788	776	805
Corporate Investments	2	1	1
Total segment net revenue	13,297	13,296	13,075
Elimination of intersegment net revenue and other	(586)	(572)	(526)

Total Hewlett Packard Enterprise consolidated and combined net revenue	$12,711	$12,724	$12,549

Earnings before taxes: (a)

Enterprise Group	$817	$944	$923
Enterprise Services	317	238	172
Software	192	136	159
Financial Services	73	100	85
Corporate Investments	(87)	(99)	(108)
Total segment earnings from operations	1,312	1,319	1,231

Corporate and unallocated costs and eliminations	(176)	(125)	(76)
Stock-based compensation expense	(138)	(165)	(97)
Amortization of intangible assets	(201)	(218)	(204)
Restructuring charges	(161)	(311)	(248)
Acquisition and other related charges	(53)	(37)	(19)
Separation costs	(91)	(79)	(159)
Interest and other, net	(129)	(65)	(30)

Total Hewlett Packard Enterprise consolidated and combined earnings before taxes	$363	$319	$398

(a)         Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

(In millions)

	Six months ended April 30,
	2016	2015
Net revenue: (a)

Enterprise Group	$14,061	$13,542
Enterprise Services	9,411	9,810
Software	1,554	1,762
Financial Services	1,564	1,608
Corporate Investments	3	5
Total segment net revenue	26,593	26,727
Elimination of intersegment net revenue and other	(1,158)	(1,125)

Total Hewlett Packard Enterprise consolidated and combined net revenue	$25,435	$25,602

Earnings before taxes: (a)

Enterprise Group	$1,761	$1,981
Enterprise Services	555	322
Software	328	316
Financial Services	173	175
Corporate Investments	(186)	(199)
Total segment earnings from operations	2,631	2,595

Corporate and unallocated costs and eliminations	(301)	(186)
Stock-based compensation expense	(303)	(236)
Amortization of intangible assets	(419)	(407)
Restructuring charges	(472)	(380)
Acquisition and other related charges	(90)	(23)
Separation costs	(170)	(203)
Interest and other, net	(194)	(48)

Total Hewlett Packard Enterprise consolidated and combined earnings before taxes	$682	$1,112

(a)         Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

SEGMENT/BUSINESS UNIT INFORMATION

(Unaudited)

(In millions, except percentages)

	Three months ended			Change (%)
	April 30,	January 31,	April 30,
	2016	2016	2015	Q/Q	Y/Y
Net revenue: (a)

Enterprise Group
Servers	$3,561	$3,568	$3,332	(0)%	7%
Technology Services	1,823	1,810	1,932	1%	(6)%
Networking	874	863	556	1%	57%
Storage	752	810	740	(7)%	2%
Total Enterprise Group	7,010	7,051	6,560	(1)%	7%

Enterprise Services
Infrastructure Technology Outsourcing	2,839	2,874	2,871	(1)%	(1)%
Application and Business Services	1,884	1,814	1,946	4%	(3)%
Total Enterprise Services	4,723	4,688	4,817	1%	(2)%

Software	774	780	892	(1)%	(13)%

Financial Services	788	776	805	2%	(2)%

Corporate Investments	2	1	1	100%	100%
Total segment net revenue	13,297	13,296	13,075	0%	2%

Elimination of intersegment net revenue and other	(586)	(572)	(526)	2%	11%

Total Hewlett Packard Enterprise consolidated and combined net revenue	$12,711	$12,724	$12,549	(0)%	1%

(a)         Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

SEGMENT/BUSINESS UNIT INFORMATION

(Unaudited)

(In millions, except percentages)

	Six months ended April 30,		Change (%)
	2016	2015	Y/Y
Net revenue: (a)

Enterprise Group
Servers	$7,129	$6,927	3%
Technology Services	3,633	3,920	(7)%
Networking	1,737	1,118	55%
Storage	1,562	1,577	(1)%
Total Enterprise Group	14,061	13,542	4%

Enterprise Services
Infrastructure Technology Outsourcing	5,713	6,003	(5)%
Application and Business Services	3,698	3,807	(3)%
Total Enterprise Services	9,411	9,810	(4)%

Software	1,554	1,762	(12)%

Financial Services	1,564	1,608	(3)%

Corporate Investments	3	5	(40)%
Total segment net revenue	26,593	26,727	(1)%

Elimination of intersegment net revenue and other	(1,158)	(1,125)	3%

Total Hewlett Packard Enterprise consolidated and combined net revenue	$25,435	$25,602	(1)%

(a)         Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

SEGMENT OPERATING MARGIN SUMMARY DATA

(Unaudited)

	Three months ended	Change in Operating Margin (pts)
	April 30, 2016	Q/Q	Y/Y
Segment operating margin: (a)
Enterprise Group	11.7%	(1.7) pts	(2.4) pts
Enterprise Services	6.7%	1.6 pts	3.1 pts
Software	24.8%	7.4 pts	7.0 pts
Financial Services	9.3%	(3.6) pts	(1.3) pts
Corporate Investments (b)	NM	NM	NM
Total segment operating margin	9.9%	0.0 pts	0.5 pts

(a)         Effective at the beginning of the first quarter of fiscal 2016, HPE implemented organizational changes to align its segment financial reporting more closely with its current business structure. These organizational changes resulted in: (i) within the Enterprise Group segment, the consolidation of the Industry Standard Servers and Business Critical Systems business units into the newly formed Servers business unit; and (ii) the transfer of certain Cloud-related marketing headcount activities from the Corporate Investment segment to the Enterprise Group segment. HPE reflected these changes to its segment information retrospectively to the earliest period presented, which resulted in: (i) the consolidation of net revenue from the Industry Standard Servers and Business Critical Systems business units into the Servers business unit within the Enterprise Group segment; and (ii) the transfer of operating expenses from the Corporate Investment segment to the Enterprise Group segment. These changes had no impact on HPE’s previously reported consolidated and combined net revenue, earnings from operations, net earnings or net earnings per share.

(b)         “NM” represents not meaningful.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

CALCULATION OF DILUTED NET EARNINGS PER SHARE

(Unaudited)

(In millions, except per share amounts)

	Three months ended
	April 30,	January 31,	April 30,
	2016	2016	2015

Numerator:
GAAP net earnings	$320	$267	$305
Non-GAAP net earnings	$731	$731	$805

Denominator: (a)
Weighted-average shares used to compute basic net earnings per share (b)	1,725	1,761	1,804
Dilutive effect of employee stock plans (c)(d)	26	17	30
Weighted-average shares used to compute diluted net earnings per share	1,751	1,778	1,834

GAAP diluted net earnings per share	$0.18	$0.15	$0.16
Non-GAAP diluted net earnings per share	$0.42	$0.41	$0.44

(a)         On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date. For comparative purposes, the same number of shares used to compute diluted net earnings per share for the three months ended October 31, 2015 is used for the calculation of basic and diluted net EPS for all periods in fiscal 2015.

(b)         For all periods in fiscal 2015, the number of shares outstanding is the number of Hewlett-Packard Company shares outstanding at October 31, 2015.

(c)          Includes any dilutive effect of restricted stock awards, stock options and performance-based awards.

(d)         For all periods in fiscal 2015, the Company calculates the weighted-average dilutive effect of employee stock plans after conversion, by multiplying the fiscal 2015 dilutive Hewlett-Packard Company stock-based awards attributable to Hewlett Packard Enterprise employees by the price conversion ratio used to convert those awards to equivalent units of Hewlett Packard Enterprise awards on the separation date. The price conversion ratio was calculated using the closing price of Hewlett-Packard Company common shares on October 31, 2015 divided by the opening price of Hewlett Packard Enterprise common shares on November 2, 2015.

HEWLETT PACKARD ENTERPRISE COMPANY AND SUBSIDIARIES

CALCULATION OF DILUTED NET EARNINGS PER SHARE

(Unaudited)

(In millions, except per share amounts)

	Six months ended April 30,
	2016	2015

Numerator:
GAAP net earnings	$587	$852
Non-GAAP net earnings	$1,462	$1,664

Denominator: (a)
Weighted-average shares used to compute basic net earnings per share (b)	1,743	1,804
Dilutive effect of employee stock plans (c)(d)	22	30
Weighted-average shares used to compute diluted net earnings per share	1,765	1,834

GAAP diluted net earnings per share	$0.33	$0.46
Non-GAAP diluted net earnings per share	$0.83	$0.91

(a)         On November 1, 2015, HP Inc. (formerly Hewlett-Packard Company) distributed a total of 1.8 billion shares of Hewlett Packard Enterprise common stock to HP Inc. stockholders as of the record date. For comparative purposes, the same number of shares used to compute diluted net earnings per share for the three months ended October 31, 2015 is used for the calculation of basic and diluted net EPS for all periods in fiscal 2015.

(b)         For all periods in fiscal 2015, the number of shares outstanding is the number of Hewlett-Packard Company shares outstanding at October 31, 2015.

(c)          Includes any dilutive effect of restricted stock awards, stock options and performance-based awards.

(d)         For all periods in fiscal 2015, the Company calculates the weighted-average dilutive effect of employee stock plans after conversion, by multiplying the fiscal 2015 dilutive Hewlett-Packard Company stock-based awards attributable to Hewlett Packard Enterprise employees by the price conversion ratio used to convert those awards to equivalent units of Hewlett Packard Enterprise awards on the separation date. The price conversion ratio was calculated using the closing price of Hewlett-Packard Company common shares on October 31, 2015 divided by the opening price of Hewlett Packard Enterprise common shares on November 2, 2015.

Use of non-GAAP financial measures

To supplement Hewlett Packard Enterprise’s condensed consolidated and combined financial statement information presented on a GAAP basis, Hewlett Packard Enterprise provides revenue on a constant currency basis, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures. Hewlett Packard Enterprise also provides forecasts of non-GAAP diluted net earnings per share and free cash flow.

These non-GAAP financial measures are not computed in accordance with, or as an alternative to, generally accepted accounting principles in the United States. The GAAP measure most directly comparable to revenue on a constant currency basis is revenue. The GAAP measure most directly comparable to non-GAAP operating expense is total costs and expenses. The GAAP measure most directly comparable to non-GAAP operating profit is earnings from operations. The GAAP measure most directly comparable to non-GAAP operating margin is operating margin. The GAAP measure most directly comparable to non-GAAP income tax rate is income tax rate. The GAAP measure most directly comparable to non-GAAP net earnings is net earnings. The GAAP measure most directly comparable to non-GAAP diluted net earnings per share is diluted net earnings per share. The GAAP measure most directly comparable to gross cash is cash and cash equivalents. The GAAP measure most directly comparable to free cash flow is cash flow from operations. The GAAP measure most directly comparable to net capital expenditures is investment in property, plant and equipment. The GAAP measure most directly comparable to net debt and operating company net debt is total company debt. The GAAP measure most directly comparable to each of net cash and operating company net cash is cash and cash equivalents. Reconciliations of each of these non-GAAP financial measures to GAAP information are included in the tables above or elsewhere in the materials accompanying this news release.

Use and economic substance of non-GAAP financial measures used by Hewlett Packard Enterprise

Revenue on a constant currency basis assumes no change in the foreign exchange rate from the prior-year period. Non-GAAP operating expenses, non-GAAP operating profit and non-GAAP operating margin are defined to exclude the effects of any charges relating to the amortization of intangible assets, restructuring charges, charges relating to the separation transaction, acquisition and other related charges, impairment of data center assets and defined benefit plan settlement charges. Non-GAAP net earnings and non-GAAP diluted net earnings per share consist of net earnings or diluted net earnings per share excluding those same charges and valuation allowances and separation taxes, and tax indemnification adjustments. In addition, non-GAAP net earnings and non-GAAP diluted net earnings per share are adjusted by the amount of additional taxes or tax benefits associated with each non-GAAP item. Hewlett Packard Enterprise’s management uses these non-GAAP financial measures for purposes of evaluating Hewlett Packard Enterprise’s historical and prospective financial performance, as well as Hewlett Packard Enterprise’s performance relative to its competitors. Hewlett Packard Enterprise’s management also uses these non-GAAP measures to further its own understanding of Hewlett Packard Enterprise’s segment operating performance. Hewlett Packard Enterprise believes that excluding the items mentioned above from these non-GAAP financial measures allows Hewlett Packard Enterprise’s management to better understand Hewlett Packard Enterprise’s consolidated financial performance in relation to the operating results of Hewlett Packard Enterprise’s segments, as Hewlett Packard Enterprise’s management does not believe that the excluded items are reflective of ongoing operating results. More specifically, Hewlett Packard Enterprise’s management excludes each of those items mentioned above for the following reasons:

•       Hewlett Packard Enterprise incurs charges relating to the amortization of intangible assets. Those charges are included in Hewlett Packard Enterprise’s GAAP earnings from operations, operating margin, net earnings and diluted net earnings per share. Such charges are significantly impacted by the timing and magnitude of Hewlett Packard Enterprise’s acquisitions and any related impairment charges. Consequently, Hewlett Packard Enterprise excludes these charges for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Restructuring charges are costs associated with a formal restructuring plan and are primarily related to (i) employee termination costs and benefits and (ii) costs to vacate duplicative facilities. Hewlett Packard Enterprise excludes these restructuring costs (and any reversals of charges recorded in prior periods) for purposes of calculating these non-GAAP measures because it believes that these historical costs do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of Hewlett Packard Enterprise’s current operating performance or comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Separation costs are expenses associated with HPI’s (formerly known as “Hewlett-Packard Company” or “HP Co.”) separation into two independent publicly-traded companies. The charges are primarily related to third-party consulting, contractor fees, early debt settlement costs and other incremental costs incurred to complete the separation. Hewlett Packard Enterprise excludes these separation costs for purposes of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Hewlett Packard Enterprise incurs cost related to its acquisitions and divestitures, most of which are treated as non-cash or non-capitalized expenses. The charges are direct expenses such as professional fees and retention costs, as well as non-cash adjustments to the fair value of certain acquired assets such as inventory. Because non-cash or non-capitalized acquisition-related expenses are inconsistent in amount and frequency and are significantly impacted by the timing and nature of Hewlett Packard Enterprise’s acquisitions and divestitures, Hewlett Packard Enterprise believes that eliminating such expenses for purposes of calculating these non-GAAP measures facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s past operating performance.

•       Hewlett Packard Enterprise incurs impairment charges related to its exit from certain data centers. Such charges are inconsistent in amount and frequency. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP operating profit facilitates a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Hewlett Packard Enterprise incurs defined benefit plan settlement charges relating to U.S. HP pension plan. The charges are associated with the net settlement and remeasurement resulting from voluntary lump sum payments offered to certain terminated vested participants. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       Tax indemnification adjustments are related to changes in the indemnification positions between Hewlett Packard Enterprise and HPI that are recorded by the Company as pre-tax income or expense and not considered tax expense. Hewlett Packard Enterprise excludes these charges for the purpose of calculating these non-GAAP measures to facilitate a more meaningful evaluation of Hewlett Packard Enterprise’s current operating performance and comparisons to Hewlett Packard Enterprise’s operating performance in other periods.

•       As a result of the separation, Hewlett Packard Enterprise recorded net tax benefits comprising the reversal of a previously recorded valuation allowance, the write off of certain deferred taxes that will no longer provide any future benefits to the Company and the effect of a separation related tax deduction. Hewlett Packard Enterprise believes that eliminating these amounts for purposes of calculating non-GAAP net earnings facilitates a more meaningful comparison of Hewlett Packard Enterprise’s net earnings to other periods.

Material limitations associated with use of non-GAAP financial measures

These non-GAAP financial measures have limitations as analytical tools, and these measures should not be considered in isolation or as a substitute for analysis of Hewlett Packard Enterprise’s results as reported under GAAP. Some of the limitations in relying on these non-GAAP financial measures are:

•       Items such as amortization of intangible assets, though not directly affecting Hewlett Packard Enterprise’s cash position, represent the loss in value of intangible assets over time. The expense associated with this loss in value is not included in non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings or non-GAAP diluted net earnings per share, and therefore does not reflect the full economic effect of the loss in value of those intangible assets.

•       Items such as restructuring charges and separation costs that are excluded from non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share can have a material impact on the equivalent GAAP earnings measure and cash flows.

•       Hewlett Packard Enterprise may not be able to immediately liquidate the short-term and long-term investments included in gross cash, which may limit the usefulness of gross cash as a liquidity measure.

•       Other companies may calculate revenue on a constant currency basis, non-GAAP operating profit, non-GAAP operating margin, non-GAAP net earnings and non-GAAP diluted net earnings per share differently than Hewlett Packard Enterprise does, limiting the usefulness of those measures for comparative purposes.

Compensation for limitations associated with use of non-GAAP financial measures

Hewlett Packard Enterprise compensates for the limitations on its use of non-GAAP financial measures by relying primarily on its GAAP results and using non-GAAP financial measures only supplementally. Hewlett Packard Enterprise also provides a reconciliation of each non-GAAP financial measure to its most directly comparable GAAP measure within this news release and in other written materials that include these non-GAAP financial measures, and Hewlett Packard Enterprise encourages investors to review carefully those reconciliations.

Usefulness of non-GAAP financial measures to investors

Hewlett Packard Enterprise believes that providing revenue on a constant currency basis, non-GAAP operating expenses, non-GAAP operating profit, non-GAAP operating margin, non-GAAP income tax rate, non-GAAP net earnings, non-GAAP diluted net earnings per share, gross cash, free cash flow, net capital expenditures, net debt, net cash, operating company net debt and operating company net cash financial measures to investors in addition to the related GAAP measures provides investors with greater transparency to the information used by Hewlett Packard Enterprise’s management in its financial and operational decision making and allows investors to see Hewlett Packard Enterprise’s results “through the eyes” of management. Hewlett Packard Enterprise further believes that providing this information better enables Hewlett Packard Enterprise’s investors to understand Hewlett Packard Enterprise’s operating performance and to evaluate the efficacy of the methodology and information used by Hewlett Packard Enterprise’s management to evaluate and measure such performance. Disclosure of these non-GAAP financial measures also facilitates comparisons of Hewlett Packard Enterprise’s operating performance with the performance of other companies in Hewlett Packard Enterprise’s industry that supplement their GAAP results with non-GAAP financial measures that may be calculated in a similar manner.

Use of adjusted non-GAAP financial measures

Hewlett Packard Enterprise included adjusted non-GAAP financial measures for fiscal 2015, such as adjusted non-GAAP diluted net earnings per share, adjusted cash flow from operations and adjusted free cash flow, in this news release and the materials that accompany it because management believes they help to facilitate comparisons of the Company’s operating results between the periods presented. The unaudited adjusted non-GAAP diluted net earnings per share and cash flow metrics are used to provide a better assessment of the run-rate of its continuing operations. The adjusted amounts do not necessarily reflect what the fiscal 2015 non-GAAP diluted net EPS and cash flow metrics of Hewlett Packard Enterprise would have been had the separation occurred on November 1, 2014. They also may not be useful in predicting the future financial condition and results of operations of the separate companies. The actual results of operations as reported in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission differ from the adjusted amounts reflected herein due to a variety of factors.

© 2016 Hewlett Packard Enterprise, L.P. The information contained herein is subject to change without notice. Hewlett Packard Enterprise shall not be liable for technical or editorial errors or omissions contained herein.